Exhibit 4.55

Draxis Health Inc.

Charter of The Audit Committee

Purpose

The primary function of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of Draxis Health Inc. (the “Corporation”) is to assist the Board in fulfilling its oversight responsibilities by:

•                  Reviewing the integrity of the consolidated financial statements of the Corporation;

•                  Recommending to the Board the appointment of the Independent Registered Chartered Accountants and review the Independent Registered Chartered Accountants’ qualifications and independence;

•                  Reviewing the performance of the Corporation’s Independent Registered Chartered Accountants;

•                  Reviewing the timely compliance by the Corporation with all legal and regulatory requirements for audit and related financial functions of the Corporation;

•                  Reviewing financial information contained in public filings of the Corporation prior to filing;

•                  Reviewing earnings announcements of the Corporation prior to release to the public;

•                  Overseeing the Corporation’s systems of and compliance with internal financial controls and management’s reporting on internal controls;

•                  Reviewing the Corporation’s auditing, accounting and financial reporting processes; and

•                  Dealing with all complaints regarding accounting controls and auditing matters.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

Approval of Charter

This Audit Committee charter requires approval by the Board.

Future changes to this charter requires approval by the Board based on the recommendation of the Audit Committee.

Structure and Composition

The Audit Committee shall consist of no fewer than three members.

The members of the Audit Committee shall: (i) be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee; and (ii) meet the independence and experience requirements of all applicable corporate, exchange and securities act rules and regulations in the United States and Canada (the “Regulations”) including, but not limited to:

•                  the Sarbanes-Oxley Act of 2002 (the “Act”);

•                  the Securities Exchange Act of 1934 (the “Exchange Act”);

•                  the rules and regulations of the Securities and Exchange Commission (the “SEC”);

•                  the NASDAQ Stock Market, Inc. (“NASDAQ”);

•                  the Toronto Stock Exchange (“TSX”); and

•                  Canadian national and provincial securities rules and regulations.

All members of the Audit Committee shall be “financially literate” as such term is defined by the Regulations.

At least one member of the Audit Committee shall be a “financial expert” as such term is defined by the Regulations. Determinations as to whether any particular member of the Audit Committee satisfies this requirement shall be made by the Board.

The members of the Audit Committee shall be appointed by the Board annually on the recommendations of the Nominating and Corporate Governance Committee or until successors are duly elected.

The Board shall normally designate the Chair of the Audit Committee. In the event that a Board designation is not made, the members of the Audit Committee shall elect a Chair by majority vote of the full Audit Committee membership.

In the event that the Chair of the Audit Committee does not attend a meeting of the Audit Committee, the members of the Audit Committee shall elect a temporary Chair for such meeting by majority vote of the members in attendance at the meeting.

Once appointed, Audit Committee members shall cease to be a member of the Audit Committee only upon:

(i)             resignation from the Board;

(ii)          death;

(iii)       disability, as determined by an independent physician retained by the Board; or

(iv)      not being re-appointed pursuant to the annual appointment process described above.

Members of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies.

Meetings

The Audit Committee shall meet as often as it determines necessary in fulfilling its duties, but not less frequently than quarterly.

Greater than 50% of Audit Committee membership is required for meeting quorum.

The Audit Committee shall meet separately on a periodic basis with management and the Independent Registered Chartered Accountants in separate committee sessions.

The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or Independent Registered Chartered Accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultations to, the Audit Committee.

Meetings of the Audit Committee shall normally be attended by the CEO and CFO of the Corporation and representatives of the Independent Registered Chartered Accountants. Others may also attend meetings as the Audit Committee may request.

Resolutions

Resolutions of the Audit Committee shall require approval by a simple majority of members voting on such resolution.

Responsibilities and Duties

i)                Minutes

The Audit Committee shall provide minutes from each meeting held and such minutes shall be made available to all members of the Board.

ii)            Independent Registered Chartered Accountants

With respect to the Corporation’s Independent Registered Chartered Accountants the Audit Committee shall:

•                  have the sole authority to recommend to the Board the appointment or replacement of the Independent Registered Chartered Accountants (subject, if applicable, to shareholder approval)

•                  have the Independent Registered Chartered Accountants report directly to the Audit Committee

•                  meet with the Independent Registered Chartered Accountants prior to the annual audit to discuss the planning, scope and staffing of the audit

•                  be directly responsible for establishing the compensation of the Independent Registered Chartered Accountants, subject to applicable board and shareholder approval

•                  review the interim and year-end letters of representation provided to the Independent Registered Chartered Accountants by management of the Corporation

•                  approve the selection of the senior audit partners having primary responsibility for the audit

•                  ensure the periodic rotation of the senior audit partners having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law

•                  at least on an annual basis, evaluate the qualifications, performance and independence of the Independent Registered Chartered Accountants and the senior audit partners having primary responsibility for the audit, including considering whether the auditor’s quality controls are adequate

•                  obtain and review a report from the Independent Registered Chartered Accountants at least annually regarding: (i) the Independent Registered Chartered Accountants’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any issues, and (iv) all relationships between the Independent Registered Chartered Accountants and the Corporation

•                  review and approve the Corporation’s hiring policies regarding partners, employees, former partners or former employees of the Independent Registered Chartered Accountants or a previous Independent Registered Chartered Accountants of the Corporation

•                  pre-approve all auditing services and permitted non-audit services (including fees and terms thereof) to be performed for the Corporation or its subsidiaries by its Independent Registered Chartered Accountants

•                  oversee the work of the Independent Registered Chartered Accountants, including the resolution of disagreements between management and the Independent Registered Chartered Accountants regarding financial reporting

iii)        Reporting to Board

The Audit Committee shall make regular reports to the Board, but not less frequently than quarterly.

iv)          Financial Reporting

With respect to the Corporation’s reporting of unaudited quarterly financial results, the Audit Committee shall:

•                  Prior to their public release and filing with securities regulatory agencies, review and discuss with management and the Independent Registered Chartered Accountants the:

•                  press release

•                  consolidated financial statements and notes thereto

•                  management’s discussion and analysis

•                  results of the Independent Registered Chartered Accountants’ review

The Audit Committee must be satisfied that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements and shall periodically assess the adequacy of such procedures

•                  The review of the Corporation’s unaudited quarterly financial results shall include, but not be limited to:

•                  any significant judgments (e.g. estimates and reserves) made in the preparation of financial statements and the view of each as to the appropriateness of such judgments

•                  any significant disagreements among management and the Independent Registered Chartered Accountants in connection with the preparation of financial statements

•                  the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented

•                  significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy if the Corporation’s internal controls and any special steps adopted in light of material control deficiencies

•                  the Corporation’s use of “pro forma” or “adjusted” non-GAAP information

•                  the Corporation’s use of forward-looking financial guidance

•                  critical accounting policies and practices

•                  alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Registered Chartered Accountants

•                  any written communications between the Independent Registered Chartered Accountants and management (e.g. management letters, schedule of unadjusted differences)

•                  the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements

•                  management certifications of reports filed by the Corporation pursuant to the Regulations

•                  integrity of the Corporation’s financial reporting processes

•                  any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies

•                  Recommend to the Board whether the unaudited financial results should be approved by the Board

v)              Year-End Audit

With respect to the Corporation’s annual audit, the Audit Committee shall:

•                  Prior to their public release and filing with securities regulatory agencies, review and discuss with management and the Independent Registered Chartered Accountants the:

•                  financial statements and notes thereto for consolidated and separate entities

•                  management’s discussion and analysis

•                  results of the Independent Registered Chartered Accountants’ audit

•                  The review of the Corporation’s audited financial results, shall include, but not be limited to:

•                  all matters described above with respect to unaudited quarterly financial results

•                  results of the Independent Registered Chartered Accountants’ audit

•                  matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management

•                  a verbal and/or written report, as appropriate, from the Independent Registered Chartered Accountants describing (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Registered Chartered Accountants, and (iii) other material communications between the Independent Registered Chartered Accountants and management, such as the annual management letter or schedule of unadjusted  differences

•                  Recommend to the Board whether the audited financial results should be approved by the Board

vi)          Annual Proxy Statement

The Audit Committee shall issue the reports required of the Audit Committee to be included in the Corporation’s annual proxy statement.

vii)      Regulatory Filings

The Audit Committee shall review and recommend to the Board the approval of all documents filed with securities regulatory agencies including, but not limited to:

•                  annual report

•                  Form 20-F

•                  prospectuses

•                  management proxy circulars

viii)  “Whistle Blower” and Related Procedures

The Audit Committee shall have procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

ix)         Fraud

Management shall report to the Audit Committee on a timely basis all discovered incidents of fraud within the Corporation, regardless of monetary value.

x)             Related Party Transactions

The Audit Committee shall review and, if appropriate, approve, together with the other independent members of the Board, all related-party transactions including those between the Corporation and its officers or directors.

xi)         Legal Matters

The Audit Committee shall review with management, and if necessary, the Corporation’s counsel, any legal matter which could reasonably be expected to have a material impact on the Corporation’s financial statements or accounting policies.

xii)     Risk Management

The Audit Committee shall discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies including the use of derivative financial instruments. Areas to be considered in this respect include, but are not limited to:

•                  insurance coverage

•                  foreign currency exposure

•                  interest rate exposure

•                  post retirement obligations, if appropriate.

xiii)  Internal Controls

The Audit Committee shall review and assess the Corporation’s system of internal controls, control culture, and risk assessment and control activities and shall ensure that management has designed and implemented an appropriate internal control system.

xiv)   Corporate Knowledge

The Audit Committee shall strive to expand continually its knowledge of the Corporation’s activities.

xv)       Review of Charter

The Audit Committee shall review and reassess the adequacy of this Charter annually.

xvi)     Self Assessment

The Audit Committee shall annually review the Audit Committee’s own performance.

xvii)  Financial Guidance

In addition to its review of quarterly financial reports, the Audit Committee shall review any other form of forward-looking financial guidance prior to issuance by the Corporation.

xviii)  Other

The Audit Committee shall undertake any other activities consistent with this Charter, the Corporation’s by-laws and governing law, that the Audit Committee or the Board deem necessary or appropriate.

Other Advisors

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors including consulting with the national office of the Independent Registered Chartered Accountants. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Independent Registered Chartered Accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The procedure to engage counsel or other experts will be as follows: the member of the Committee who wishes to engage counsel or an expert will have to advise the Chair of the Committee that he wishes to do so. The Chair of the Committee will then call a meeting of the Committee to discuss the request and to set up the scope of the engagement. The Chair will also advise the Board Chair of any such engagement.

Limitation

While the Audit Committee has the responsibilities and power set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Independent Registered Chartered Accountants.